UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2005

RAIT Investment Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 861-7900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

This Form 8-K is to describe ordinary course trustee compensation actions taken by the Compensation Committee (the "Compensation Committee") of the Board of Trustees (the "Board") of RAIT Investment Trust ("RAIT"). On November 17, 2005, the Compensation Committee approved the compensation to be paid to non-employee trustees of RAIT for service on the Board or any committee of the Board in 2006. This compensation is described below:

Each non-employee trustee is to be paid:

• a retainer of $20,000 for service during 2006 (paid $15,000 in cash and $5,000 in phantom units ("Units") issuable under RAIT's 2005 Equity Compensation Plan);

• a fee of $1,500 for each quarterly Board meeting attended by such trustee;

• a fee of $500 for each other Board meeting attended by such trustee;

• a fee of $2,000 for each meeting of the Audit Committee of the Board (the "Audit Committee") attended by any such trustee who is a member of the Audit Committee;

• a fee of $1,000 for each meeting of the Compensation Committee or Nominating and Governance Committee of the Board (the "Nominating Committee") attended by any such trustee who is a member of the Compensation Committee or Nominating Committee, respectively, and for each meeting of the Investment Committee attended by such trustee, whether or not a member;

• in the case of the Chairman of the Audit Committee and the Chairman of the Compensation Committee, an additional fee of $2,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively, resulting in an aggregate fee of $4,000 and $3,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively;

• in the case of the Chairman of the Nominating Committee, an additional fee of $1,000 for each meeting of the Nominating Committee attended, resulting in an aggregate fee of $2,000 for each meeting of the Nominating Committee attended;

• long-term equity compensation in the form of Units with a value of $20,000; and

• a retention bonus of $16,920 to each of Joel R. Mesznik and Daniel Promislo, $12,690 to Edward S. Brown and $12,690 worth of Units to each of S. Kristin Kim and Arthur Makadon.

The Compensation Committee also decided to change the time period for which it would set trustee compensation from a calendar year basis to a period (each, a "Trustee Compensation Period") that would begin on the day following each of RAIT’s annual meetings of shareholders and continue through the day of the next succeeding annual meeting, with the first Trustee Compensation Period beginning on the day following the 2007 annual meeting. The Compensation Committee then approved the compensation to be paid to non-employee trustees of RAIT for service on the Board or any committee of the Board in the transition period in 2007 prior to the first Trustee Compensation Period. The Compensation Committee decided that, for service in this transition period, the 2006 per meeting fees would continue and each non-management trustee would be paid an amount equal to that portion of the 2006 retainer and long-term equity compensation equal to the portion of 2007 represented by this transition period. The Compensation Committee decided to defer consideration of whether to pay any retention bonus for this transition period or the balance of 2007 to a later date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Investment Trust

November 23, 2005	By:	/s/ Ellen J. DiStefano

Name: Ellen J. DiStefano
Title: Chief Financial Officer and Executive Vice President